UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2009 (May 13, 2009)
Tufco Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 920.336.0054
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 13, 2009, Tufco Technologies, Inc. (the “Company”) entered into a Credit Agreement, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A., as lender and agent (the “Lender”) pursuant to which the Lender agreed to provide the Company with a $10,000,000 unsecured revolving line of credit facility that expires in May 2010 (the “Credit Agreement”). The proceeds from the facility will be used to repay borrowings under the Company’s prior credit facility and for general corporate purposes. The borrowings under the Credit Agreement will bear interest at a rate equal to LIBOR plus 2.25%. LIBOR will be reset every one month period.
     Availability under the credit facility will be limited to a borrowing base calculated based on: (i) 80% of Eligible Accounts (as such term is defined in the Credit Agreement), and (ii) 50% of Eligible Inventory (as such term is defined in the Credit Agreement).
     In addition to paying interest on outstanding borrowings, the Company is required to pay quarterly in arrears, a non-usage fee of .50% per annum on the unused portion of the facility. The Company paid a facility fee of $15,000 on the day of the closing.
     The Credit Agreement is unsecured. However, if the Company does not meet certain financial covenant levels, the Company will be required to pledge all of its accounts receivables and inventory through a separate security agreement.
     The Credit Agreement contains various negative covenants including requiring the Company to not permit its Tangible Net Worth (as defined in the Credit Agreement) to be less than $25,000,000, permit Consolidated After Tax Net Income (as defined in the Credit Agreement) for certain periods to be below certain levels, creation of liens, mergers, dispositions of property, dividends and stock repurchases, acquisitions and other investments and entering into new lines of business. The Credit Agreement also contains various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with environmental laws.
     The Credit Agreement contains various events of default, including: (i) nonpayment of principal, interest, fees or other amounts; (ii) any representation or warranty proving to have been incorrect when made or deemed made ; (iii) failure to perform or observe covenants set forth in the loan documentation; (iv) bankruptcy and insolvency defaults; (v) monetary judgment defaults in an amount in excess of $500,000; (vi) cross-default to other indebtedness in an amount in excess of $250,000; (vii) actual or asserted invalidity or impairment of any loan documentation; and (viii) breaches or violations of certain employee benefits obligations, laws or regulations. In the case of an event of default, all amounts borrowed under the Credit Agreement become due and payable.

     The Credit Agreement is filed herewith as Exhibit 10.1 and the foregoing description of the Credit Agreement is qualified in its entirety by reference to such Exhibit.
Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     In connection with the entry into the Credit Agreement described under Item 1.01, which Item is incorporated herein by reference, the Credit Agreement (and the subsequent amendments thereto) dated as of May 20, 2004, among Tufco, L.P., the Company, JPMorgan Chase Bank N.A. (successor by merger to Bank One, NA) (the “Prior Credit Agreement”), was terminated. Pursuant to the Prior Credit Agreement, the lenders thereunder provided the Company a revolving line of credit line of $15,000,000
     The Company did not incur any material early termination penalties in connection with the termination of the Prior Credit Agreement.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     See Item 1.01, which is incorporated herein by reference.
ITEM 2.02 and ITEM 7.01 RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND REGULATION FD DISCLOSURE.
     On May 14, 2009, Tufco Technologies, Inc. issued a press release announcing financial results for the second quarter ended March 31, 2009. The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated May 13, 2009 among Tufco Technologies, Inc. and Tufco, L.P., as borrowers, and JPMorgan Chase Bank N.A., as lender and agent.

Exhibit No.	Description
99.1	Press Release dated May 14, 2009 furnished in accordance with Items 2.02 and 7.01.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: May 15, 2009	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement dated May 13, 2009

99.1	Press Release dated May 14, 2009